Exhibit 99.1

Cyngn Announces Pricing of $20 Million Private Placement Priced At-the-Market

MENLO PARK, Calif., April 28, 2022--(BUSINESS WIRE)--Cyngn (or the “Company”) (NASDAQ: CYN), a developer of innovative autonomous driving software solutions for industrial and commercial applications, today announced that it entered into a securities purchase agreement with certain institutional and accredited investors for aggregate gross proceeds of $20 million, before deducting fees to the placement agent and other offering expenses payable by the Company.

In connection with the offering, the Company will issue 6,451,613 units and pre-funded units at a purchase price of $3.10 per unit, priced at-the-market under Nasdaq rules. Each unit and pre-funded unit consist of one share of common stock or common stock equivalent, and one non-tradable warrant exercisable for one share of common stock for $2.98 (for a total of 6,451,613 shares underlying the warrant). The warrant has a term equal to five years from the issuance date. No actual units will be issued in the offering. Assuming the exercise in full of any pre-funded warrants and none of the non-tradable warrants, the Company will have 33,556,043 shares of common stock issued and outstanding at completion of the offering.

The offering is expected to close on or about April 29, 2022, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp. is acting as the Exclusive Placement Agent in connection with the offering.

Additional details regarding the offering will be available in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

The shares of common stock and warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cyngn

Cyngn is an autonomous vehicle technology company that is focused on addressing industrial uses for autonomous vehicles. Cyngn believes that technological innovation is needed to enable adoption of autonomous industrial vehicles that will address the substantial industry challenges that exist today. These challenges include labor shortages, lagging technological advancements from incumbents, and high upfront investment requirements. Cyngn addresses these challenges with its Enterprise Autonomy Suite, which includes DriveMod (modular industrial vehicle autonomous driving software), Cyngn Insight (customer-facing software suite for monitoring/managing AV fleets and aggregating/analyzing data), and Cyngn Evolve (internal toolkit that enables Cyngn to leverage data from the field for artificial intelligence, simulation, and modeling).

To learn more, please visit https://cyngn.com/.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “may”, “could”, “expects”, “projects,” “intends”, “plans”, “believes”, “predicts”, “anticipates”, “hopes”, “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Actual results (including the anticipated benefits of the offering described herein) may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in the Company’s filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and the Company does not assume any obligation to update any forward-looking statements.

View source version on businesswire.com: https://www.businesswire.com/news/home/20220428005520/en/

Contacts

Carolyne Sohn
Vice President, The Equity Group
csohn@equityny.com
(415) 568-2255